Exhibit 99.1

For Immediate Release

Heritage Bank of Commerce Completes Acquisition of Bay View Funding

San Jose, Calif. (November 4, 2014) (Globe Newswire)— Heritage Commerce Corp (NASDAQ: HTBK), the parent company of Heritage Bank of Commerce, today announced that the acquisition relating to the Stock Purchase Agreement dated October 8, 2014 between Heritage Bank of Commerce and BVF/CSNK Acquisition Corp., a Delaware corporation (“BVF”), and its stockholders, was completed on November 1, 2014.

BVF will be a subsidiary of the Bank and will continue to operate under the “Bay View Funding” name.

The management team of BVF, led by Glen Shu, will remain in place and will report directly to Keith Wilton, Executive Vice President, and Chief Operating Officer for Heritage Bank of Commerce.

About Heritage Bank of Commerce

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender with an additional Loan Production Office in Lincoln, California. For more information, please visit www.HeritageCommerceCorp.com.

Contact: Debbie Reuter, EVP, Corporate Secretary

(408) 494-4542

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